CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective to the Registration Statement on Form N-1A of Sprott ETF Trust and to the use of our report dated March 22, 2019 on the financial statements of Sprott Junior Gold Miners ETF and Sprott Gold Miners ETF, each a series of Sprott ETF Trust. Such financial statements appear in the March 22, 2019 seed audit financial statements, which are incorporated into the Statement of additional information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 27, 2019